SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2007 (February 27, 2007)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

On February 12, 2007, Composite Technology Corporation, a Nevada corporation (the "Company") entered into the Security Purchase Agreement dated as of February 12, 2007, (the "Agreement"), with such purchasers named therein pursuant to which the Company sold $15.6 million in debentures and warrants through a private placement. On February 27, 2007, additional investors (“Purchasers”) entered into the Agreement and purchased $7,175,000 in debentures and warrants pursuant to the second and final closing of the private placement transaction. CapStone Investments acted as the placement agent and financial advisor for this transaction.

On February 27, 2007, pursuant to the Agreement, the Company issued to the Purchasers, Senior Convertible Debentures ("Debentures") in the form attached hereto as Exhibit 10.2, with an aggregate principal value of $7,175,000. The Debentures accrue interest on the unpaid principal balance at a rate equal to 8.0% per annum. The maturity date of the Notes is January 31, 2010. Interest on the Notes commences accruing on February 27, 2007 and is payable in arrears, in cash or common stock at the option of the Company, on the last day of each calendar quarter. In the event of default under the terms of the Notes, the interest rate increases to 12%. The notes are convertible into shares of common stock of the Company a rate equal to $1.04 per share, subject to adjustment. The transaction closed on February 27, 2007.

The Purchasers also received Warrants in the form attached hereto as Exhibit 10.3 and. Pursuant to the terms of Warrants, the Purchasers are entitled to purchase up to 3,174,779 shares of common stock of the Company at an exercise price of $1.13 per share. The warrants have a term of 36 months after the issue date of February 27, 2007.

The securities sold pursuant to the Agreements have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. Pursuant to the Registration Rights Agreement in the form attached hereto as Exhibit 10.4, the Company is required to file a registration statement on Form S-1 or Form S-3 within 30 business days after this closing of the transaction for purposes of registering the resale of the sum of 50% of the combined number of shares of common stock issuable upon conversion of the Debentures and the number of shares issuable upon exercise of the Warrants. If the Company fails to timely file this resale registration statement by the filing deadline, it will be required to pay cash penalties in the amount of one percent (1%) of the principal balance of the Notes, subject to the terms of the Registration Rights Agreement.

As a result of this transaction, we have triggered certain anti-dilution provisions in our previously issued debt and related stock warrants.

We reset the conversion price of the $6,023,250 remaining on our 6% 2004 convertible debt due August, 2004 from $1.49 to $1.47 per share. If converted, the effect of the reset price will be to increase the shares issuable from 4,042,450 to 4,097,449. The fair value of the 54,999 additional shares issuable was $46,199 at February 27, 2006 market prices. We will record this balance as additional debt discount which will be amortized to interest expense beginning on February 27, 2007 over the approximately 6 month remaining life of the August, 2004 Debentures due August, 2007.

We recorded warrant modification expense into other expenses during the quarter ending March 31, 2007 in the amount of $210,073 for the following warrant related issuances and price resets:

We reset the exercise price of 4,307,275 warrants associated with the 2004 convertible debt from $1.49 per warrant to $1.47 per warrant and recorded an expense of $12,742. The charge represents the the difference between the fair value of the re-priced warrants immediately before their re-pricing and the fair value of the warrants after their re-pricing.

We triggered the antidilution protection of 1,354,838 warrants related to our October, 2005 Debtor-in-Possession financing as follows: 50% of these warrants were reset to $1.32 per and 50% of these warrants were remained at $1.22 per warrant. In addition, under the terms of the warrant agreement we are obligated to issue 310,946 additional warrants at $1.22 per warrant and 318,182 additional warrants at an exercise price of $1.32 per warrant. We recorded an expense of $197,331 as a result of this antidilution impact. The charge represents (i) the combination of the fair value of the additional warrants issued and (ii) the difference between the fair value of the re-priced warrants immediately before their re-pricing and the fair value of the warrants after their re-pricing.

We used the Black-Scholes Merton option pricing model to value the fair value of the warrants and the following assumptions. The market price was $0.84, the closing price on the day prior to the price reset, volatility was based on the remaining life of the warrants, between 87% and 91%, the remaining life of the warrants was between 1.5 and 2.1 years, the risk free rate was 4.94%, and the dividend yield of 0%.

The financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

The placement agent and financial advisor for the transaction, CapStone Investments, will receive a fee comprising a cash payment in an amount of six percent (6%) of the face value of the Debentures and warrants to acquire 6% of the total number of common stock issued pursuant to this financing.

On February 28, 2007, the Company issued the press release attached hereto as Exhibit 99.2 regarding the private financing transaction described in this report.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.1 through 10.3, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 3.02 Sale of Unregistered Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

As set forth under Item 1.01 above, on February 27, 2007, we issued debentures that are convertible into approximately 6.9 million shares of our common stock and warrants to purchase approximately 3.2 million shares of our common stock to certain investors.

All of these investors represented that they were “accredited” investors as defined unde Rule 144 of the Securities Act of 1933, as amended. We relied upon the exemption from registration as set forth in Section 4 (2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 9.01. Financial Statement and Exhibits.

(a) Financial Statements of businesses acquired. Not applicable.

(b) Pro forma financial information. Not applicable

(c) Shell company transactions. Not applicable.

(d) Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement dated as of February 12, 2007 by and among the Registrant and the investors set forth therein(1)

10.2	Form of Senior Convertible Debenture (1)

10.3	Form of Warrant (1)

10.4	Registration Rights Agreement dated as of February 12, 2007 by and among the Registrant and the investors set forth therein(1)

99.1	Press Release dated as of February 28, 2007
_______________
(1) Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

By:	/s/ Benton Wilcoxon
Benton Wilcoxon Chief Executive Officer

Dated: February 28, 2007

Exhibit Index

Exhibit Number	Description

10.1	Securities Purchase Agreement dated as of February 12, 2007 by and among the Registrant and the investors set forth therein

10.2	Form of Senior Convertible Debenture

10.3	Form of Warrant

10.4	Registration Rights Agreement dated as of February 12, 2007 by and among the Registrant and the investors set forth therein

99.1	Press Release dated as of February 28, 2007

_______________
(1) Previously Filed